SECURITIES AND EXCHANGE COMMISSION

                Washington, DC 20549



                    FORM 8-K

                   CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(D) OF
         THE SECURITIES EXCHANGE ACT OF 1934

   Date  of  Report  (Date  of  earliest  event  reported): February 26, 1997



               HORIZON GROUP, INC.
      (Exact Name of Registrant as Specified in Charter)



 MICHIGAN               1-12424                  38-2559212
 (State or other (Commission File Number) (IRS Employer Identification No.) Jurisdiction of
 Incorporation)

                5000 HAKES DRIVE, NORTON SHORES, MICHIGAN   49441
               (Address of Principal Executive Office)   (Zip Code)


      Registrant's telephone number, including area code:  (616) 798-9100



                        NOT APPLICABLE
  (Former Name or Former Address, if Changed Since Last Report)

 ITEM 5.  OTHER EVENTS

    Horizon Group, Inc. and Subsidiary (the "Company"), an owner, operator and developer of outlet centers, announced fourth quarter and year end results for 1996 on February
 26, 1997.

    Total revenues for the fourth quarter of 1996 were $41.6 million, up from fourth quarter 1995 revenues of $36.2 million. Base rental revenues for the fourth quarter of 1996 totaled $27.9 million, compared to $26.7 million in the year ago period. Net loss before minority interest, after one-time charges totaling $65.4 million, was $62.1 million in the fourth quarter of 1996, compared to net income before minority interest of $10.0 million in the fourth quarter of 1995.

    Total revenues for the fiscal year ended  December  31,
  1996  were  $154.5 million versus $93.9 million for 1995.
  Base  rental  revenues  for  1996  were  $110.0  million,
 compared to $68.5  million  a  year  ago.  Net loss before
 minority interest, after one-time charges  totaling  $65.4
  million,  was  $35.0  million, or $1.34 per share in 1996
  versus  net  income before  minority  interest  of  $28.1
 million, or $1.52 per share, in 1995.

    The Company's  fourth  quarter  operating  results were
  adversely affected by a decline in occupancy.   Occupancy
 on  a  total  gross  leasable  area  ("GLA") basis for the
   entire   portfolio,   was   87.9%  at  year  end   1996.
 Comparatively, occupancy at "stabilized" assets, which is calculated by including only the leased GLA at properties in stabilization (the basis of all previously reported occupancy) declined from 94.8% at year end 1995 to 92.2% at December 31, 1996. The "stabilized" portfolio at year-end 1996 reflects all portfolio gross leasable area with the exception of the vacant portions of the Dole Cannery project, the Laughlin center (which opened in July 1996) and the second phase expansions of the Bellport and Finger
 Lakes centers (both of which opened in mid-November 1996) which are completing their lease up.

    As a result of the Company's fourth quarter review of the carrying value of its long-lived assets, the Company was required to incur write-downs totaling $61.7 million during the fourth quarter of 1996 primarily pursuant to FASB Statement 121 as follows:

    <circle> Cost overruns  and  limited success in leasing
        the  Company's Dole Cannery  project  in  Honolulu,
        Hawaii,  required  a  write-down  of  the Company's
        investment in that project and a reserve  against a
        related receivable.  Beginning in 1997, the Company
        will  expense and not capitalize any costs incurred
        on  the   project  including  lease,  interest  and
        operating costs.   In  the  fourth quarter of 1996,
        interest  and  operating  expenses   totaled   $1.2
        million  (exclusive  of  the  obligations under the
        lease  expiring in 2045) were capitalized  and  are
        included  in  the  write-down.   While  cash  lease
        payments due on the lease in 1997 are $3.2 million, straight line lease expense accrued for financial reporting purposes (including FFO computations) will be $8.0 million for 1997 and a similar amount will be required to be accrued for each remaining year of the lease.

    <circle> The Company decided  to  market  for  sale two
        centers. Based upon the expected net proceeds, the Company was required to write-down the carrying value of such centers to their fair market value less cost to sell.

    <circle>  Revised  occupancy  expectations  indicated a
        permanent   impairment  of  value  of  three  other
        centers, therefore requiring a write-down of the carrying value of those centers to their Fair
        Market Value.

    In addition, the Company's fourth  quarter and year end
 results reflect one time charges of $2.2  million  related
  to  development projects which will not be pursued and  a
 $1.5 million  provision  for  severance  costs.  These and
  other  adjustments  reduced  taxable  income  for   1996.
  Therefore, the return of capital for 1996 reported to shareholders in January 1997 on Form 1099 was understated by approximately $0.22 per share. Amended 1099's for 1996 will be issued shortly.

    Although  current  in  the  payment  of  principal  and
 interest, as a result of the Company's  operating  results
 for the year ended December 31, 1996, including the  $65.4
  million  of write-downs, the Company, as of December 31, 1996, was not in compliance with certain  financial  covenants
contained in certain of its credit facilities. Each of the affected lenders has agreed to provide waivers to the Company. The Company currently anticipates that similar waivers may be required
 for subsequent  quarters unless amendments or refinancings
 are obtained.  While  the Company has no reason to believe
 such waivers will not be  given  and  that  it will not be
  able  to  obtain  refinancing  with  a  coverage test  or
 amendments that will permit the Company to satisfy the new
 terms on a going forward basis if required,  there  can be
  no  assurance  that  such  waivers  will be given or such
  amendments  or  refinancing  will be available  on  terms
 acceptable to the Company.  The Company is actively exploring replacement credit facilities.  Subject  to the foregoing, the
  Company  anticipates that the cash flow  from  operations
 together with cash from existing credit facilities will be
 sufficient to meet the Company's reduced cash requirements
 during 1997.   One of the facilities is a $20 million bank
 credit facility  which  expires  at  the end of May, 1997.
 The Company intends to renew or replace this facility. As of the date hereof, the Company has no commitment for any such renewal or replacement and there can be no assurance that any such renewal or replacement will be available on terms acceptable to the Company.

    Adjusted  Funds  From  Operations  ("AFFO"){1} for  the
  fourth quarter of 1996 was $12.3 million,  or  $0.45  per
 share  compared  to  $16.0 million, or $0.62 per share for
 the fourth quarter of  1995.   AFFO  for  1996  was  $57.2
 million or $2.17 per share, compared to $42.6 million or $2.30 per share, in 1995.

    Funds  From  Operations  ("FFO") were $14.1 million, or
 $0.51 per share, for the fourth quarter of 1996, down from
 FFO of $17.4 million, or $0.68  per  share  for the fourth
 quarter of 1995.  FFO for the year ended December 31, 1996
  were  $66.4  million  or  $2.52  per share, versus  $47.7
 million or $2.57 per share, in 1995.

    The Company's 1995 results only include the results of operations for the McArthur/Glen properties subsequent to the July 1995 merger.

    The Company expects FFO and AFFO for all of 1997 to be significantly less than 1996, due in large part to the expensing, commencing January 1, of all costs involving the Dole Cannery project.

    Horizon  also  announced  today  that  its   Board   of
  Directors has declared a quarterly dividend of $0.35 per share of common stock for the first quarter of 1997. The dividend will be payable April 18, 1997, to shareholders of record on March 31, 1997. This dividend reflects a 34% reduction from the prior quarterly dividend. The Company will continue to review its dividends on a quarterly basis in light of results of operations, covenants in the Company's revolving credit facilities and other factors, and currently does not intend to make distributions in excess of AFFO.

    The  statements   contained   herein   which   are  not
 historical facts are forward looking statements based upon
  economic forecasts, budgets, and other factors which,  by
 their nature, involve known risks, uncertainties and other
 factors which may cause the actual results, performance or
 achievements  of  Horizon  Group,  Inc.  to  be materially
   different  from  any  future  results  implied  by  such
 statements.  In  particular,  among the factors that could
  cause  actual  results  to  differ   materially  are  the
  following:   business  conditions  and  general  economy,
  competitive factors, and interest rates and  other  risks
  inherent  in  the  real  estate  business.   For  further
 information on factors which could impact the Company and the statements contained herein, reference is made to the Company's other filings with the Securities and Exchange
 Commission.

  ITEM  7.   FINANCIAL  STATEMENTS,  PRO   FORMA  Financial
 Information and Exhibits.

        (A)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                Not applicable.

        (B)     PRO FORMA FINANCIAL INFORMATION

                Not applicable.

        (C)     EXHIBITS

                None.


 **FOOTNOTES**

      {1}The Company defines AFFO as net income before minority interest, EXCLUDING 1) gains or losses from real estate sales or debt restructuring, certain other one-time charges and write-downs, 2) depreciation of real estate and 3) amortization other than the amortization of deferred financing cost (FFO as defined by the National Association of Real Estate
  Investment Trusts in March 1995), then further adjusted to, a) eliminate the effect of straight-lined rental income and rental expense and, b) deduct normalized capital expenditures associated with leasing, tenant improvements and non-revenue enhancing upkeep of properties (AFFO).

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 HORIZON GROUP, INC.
 (Registrant)

 By:/S/ RICHARD PHILLIPS
       Richard Phillips
       Vice President (Principal Accounting Officer)

     Dated: February 27, 1997